CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Argyle Security Acquisition Corporation

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated July 12, 2005, on the financial statements of Argyle Security Acquisition Corporation (a corporation in the development stage) as of July 11, 2005 and for the period from June 22, 2005 (inception) to July 11, 2005, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
October 20, 2005